BlackRock Liquidity Funds: MuniFund


File Number:  811-
02354

CIK Number: 0000097098

For the Period Ended:
04/30/2007


Pursuant to Exemptive Order ICA Release No. 15520 dated January
5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the period November 1, 2006 through April 30, 2007.

                       Purchases (In Thousands)

The information is in the following order:

TRANSACTION DATE
FACE AMOUNT
SECURITY DESCRIPTION
RATE
DUE DATE

11/13/2006
$10,000
UNIVERSITY OF TEXAS SYSTEM
3.60%
04/02/2007

11/17/2006
$35,835
RHODE ISLAND ST HEALTH & EDL B
3.62%
09/01/2032

12/01/2006
$15,000
WISCONSIN STATE GO
3.65%
01/09/2007

01/09/2007
$15,000
WISCONSIN STATE GO
3.61%
03/05/2007

03/05/2007
$10,000
WISCONSIN STATE GO
3.66%
06/06/2007